--------------------------------------------------------------------------------


                                CREDIT AGREEMENT


                                      among


                         AMERICAN BUSINESS LEASING, INC.

                              FEDERAL LEASING CORP.


                                       and


                            FIRST UNION NATIONAL BANK




                                      dated

                               September 28, 1998






--------------------------------------------------------------------------------

                                Table of Contents



1. Certain Definitions............................................................................................2
    1.1.  Definitions.............................................................................................2
    1.2.  Accounting Terms.......................................................................................10

2. The Credit....................................................................................................10
    2.1.  The Loans..............................................................................................10
    2.2.  The Note...............................................................................................10
    2.3.  Funding Procedures.....................................................................................11
         (a)  Requests for Advance...............................................................................11
         (b)  Irrevocability.....................................................................................11
         (c)  Availability of Funds..............................................................................11
         (d)  Funding of Net Amount..............................................................................11
    2.4.  Interest...............................................................................................11
         (a)  Prime Rate.........................................................................................11
         (b)  LIBO Rate..........................................................................................11
         (c)  Renewals and Conversions of Loans..................................................................12
         (d)  Automatic Reinstatement............................................................................12
    2.5.  Fees...................................................................................................12
         (a)  Structuring and Arranging Fee......................................................................12
         (b)  Commitment Fee.....................................................................................12
    2.6.  Voluntary Prepayments..................................................................................13
         (a)  Prime Rate Loans...................................................................................13
         (b)  LIBO Rate Loans....................................................................................13
    2.7. Payments................................................................................................13
         (a)  Prime Rate Loans...................................................................................13
         (b)  LIBO Rate Loans....................................................................................13
         (c)  Form of Payments, Application of Payments, Payment Administration, Etc.............................13
         (d)  Net Payments.......................................................................................13
         (e)  Prepayment of LIBO Rate Loans......................................................................14
    2.8. Changes in Circumstances; Yield Protection..............................................................14
    2.9. Illegality..............................................................................................15

3. Representations and Warranties................................................................................16
    3.1.  Organization, Standing.................................................................................16
    3.2.  Corporate Authority, Validity, Etc.....................................................................16
    3.3.  Litigation.............................................................................................16
    3.4.  ERISA..................................................................................................17
    3.5.  Financial Statements...................................................................................17
    3.6.  Not in Default, Judgments, Etc.........................................................................17
    3.7.  Taxes..................................................................................................17
    3.8.  Permits, Licenses, Etc.................................................................................17
    3.9.  No Materially Adverse Contracts, Etc...................................................................17
    3.10.  Compliance with Laws, Etc.............................................................................18
    3.11.  Solvency..............................................................................................18
    3.12.  Subsidiaries, Etc.....................................................................................18

                                      -i-




    3.13.  Title to Properties, Leases...........................................................................18
    3.14.  Public Utility Holding Company; Investment Company....................................................18
    3.15.  Margin Stock..........................................................................................19
    3.16.  Use of Proceeds.......................................................................................19
    3.17.  Year 2000 Problem.....................................................................................19
    3.18.  Disclosure Generally..................................................................................19
    3.19.  Prudential Securities Credit Corporation..............................................................19

4. Conditions Precedent..........................................................................................19
    4.1.  All Loans..............................................................................................19
         (a)  Documents..........................................................................................19
         (b)  Covenants; Representations.........................................................................19
         (c)  Defaults...........................................................................................20
         (d)  Material Adverse Change............................................................................20
         (e)  Borrowing Base Certificate.........................................................................20
         (f)  Restricting Event..................................................................................20
    4.2.  Conditions to First Loan...............................................................................20
         (a)  Articles, Bylaws...................................................................................20
         (b)  Evidence of Authorization..........................................................................20
         (c)  Legal Opinions.....................................................................................20
         (d)  Incumbency.........................................................................................20
         (e)  Note...............................................................................................20
         (f)  Guaranty Agreement.................................................................................20
         (g)  Documents..........................................................................................21
         (h)  Consents...........................................................................................21
         (i)  Other Agreements...................................................................................21
         (j)  Fees...............................................................................................21

5. Affirmative Covenants.........................................................................................21
    5.1.  Financial Statements and Reports.......................................................................21
         (a)  Annual Statements..................................................................................21
         (b)  Quarterly Statements...............................................................................21
         (c)  Compliance Certificate.............................................................................22
         (d)  ERISA..............................................................................................22
         (e)  Material Changes...................................................................................22
         (f)  Other Information..................................................................................22
         (g)  Borrowing Base Certificates........................................................................22
         (h)  Lease Receivables Report...........................................................................22
    5.2. Corporate Existence.....................................................................................22
    5.3. ERISA...................................................................................................22
    5.4. Compliance with Regulations.............................................................................23
    5.5. Conduct of Business; Permits and Approvals, Compliance with Laws........................................23
    5.6. Maintenance of Insurance................................................................................23
    5.7. Payment of Debt; Payment of Taxes, Etc..................................................................23
    5.8. Notice of Events........................................................................................23
    5.9. Inspection Rights.......................................................................................24
    5.10. Generally Accepted Accounting Principles...............................................................24
    5.11. Compliance with Material Contracts.....................................................................24
    5.12. Use of Proceeds........................................................................................24



    5.13. Management.............................................................................................24
    5.15. Year 2000 Program......................................................................................24
    5.16. Further Assurances.....................................................................................24
    5.17. Restrictive Covenants in Other Agreements..............................................................25
    5.18. Intercreditor Agreement.  .............................................................................25

6. Negative Covenants............................................................................................25
    6.1.  Consolidation and Merger...............................................................................25
    6.3.  Liens..................................................................................................25
    6.4.  Guarantees.............................................................................................25
    6.5.  Margin Stock...........................................................................................25
    6.6.  Acquisitions and Investments...........................................................................26
    6.7.  Transfer of Assets; Nature of Business.................................................................26
    6.8.  Accounting Change......................................................................................26
    6.9.  Transactions with Affiliates...........................................................................26
    6.10. Restriction on Amendment of This Agreement.............................................................26

7. Financial Covenants...........................................................................................27
    7.1.  Borrowing Base.........................................................................................27
    7.2.  Minimum Tangible Net Worth.............................................................................27
    7.3.  Total Liabilities to Net Worth.........................................................................27

8. Default.......................................................................................................27
    8.1.  Events of Default......................................................................................27
         (a)  Payments...........................................................................................27
         (b)  Covenants..........................................................................................27
         (c)  Representations, Warranties........................................................................27
         (d)  Bankruptcy.........................................................................................28
         (e)  Certain Other Defaults.............................................................................28
         (f)   Judgments.........................................................................................28
         (g)  Attachments........................................................................................28
         (h)  Change in Control..................................................................................28
         (i)   Security Interests................................................................................28
         (j)   Receivables Purchase Agreement....................................................................28
         (k)  Material Adverse Change............................................................................29

9. Collateral....................................................................................................29
    9.1. Collateral..............................................................................................29

10. Miscellaneous................................................................................................29
    10.1.  Waiver................................................................................................29
    10.2.  Amendments............................................................................................29
    10.3.  Governing Law.........................................................................................29
    10.4.  Participations and Assignments........................................................................29
    10.5.  Captions..............................................................................................30
    10.6.  Notices...............................................................................................30
    10.7.  Expenses; Indemnification.............................................................................30
    10.8.  Survival of Warranties and Certain Agreements.........................................................30
    10.9.  Severability..........................................................................................30




    10.10.  No Fiduciary Relationship............................................................................31
    10.11.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.......................................................31
    10.12.  WAIVER OF JURY TRIAL.................................................................................31
    10.13.  Counterparts; Effectiveness..........................................................................31
    10.14.  Use of Defined Terms.................................................................................32
    10.15.  Offsets..............................................................................................32
    10.16.  Entire Agreement.....................................................................................32

----------

EXHIBIT A         NOTE
EXHIBIT B         BORROWING BASE CERTIFICATE
EXHIBIT C         COMPLIANCE CERTIFICATE
EXHIBIT D         GUARANTY AGREEMENT
EXHIBIT E         SECURITY AGREEMENT

SCHEDULE 1        MISCELLANEOUS INFORMATION

                                Credit Agreement


         This Credit Agreement, dated September 28, 1998 (this "Agreement"), is entered into by and among AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation ("ABL") and FEDERAL LEASING CORP., a New Jersey corporation ("FLC"), jointly and severally, and FIRST UNION NATIONAL BANK, a national banking association (the "Bank").

                              Preliminary Statement

         WHEREAS, ABL and FLC desire to have available to them a credit facility the proceeds of which may be used for the purchase of new or used equipment for lease to unaffiliated persons and the initial lease of that equipment.

         WHEREAS, ABL and FLC have requested that the Bank establish such credit facility and make loans to ABL and FLC under the terms and conditions hereinafter set forth.

         WHEREAS, American Business Financial Services, Inc., a Delaware corporation ("ABFS"), owns, of record and beneficially, all the capital stock of American Business Credit, Inc., a Pennsylvania corporation ("ABC").

         WHEREAS, ABC owns all of the capital stock of (i) ABC Holdings Corp., a Pennsylvania corporation ("ABC Holdings"), (ii) American Business Finance Corp., a Delaware ("ABFC"), (iii) ABL, (iv) HomeAmerican Consumer Discount Company, a Pennsylvania corporation ("Discount"), (v) HomeAmerican Credit, Inc., a Pennsylvania corporation ("HAC"), (vi) New Jersey Mortgage & Investment Corp., a New Jersey corporation ("NJMI"), and (vii) Processing Service Center, Inc., a Pennsylvania corporation ("Processing").

         WHEREAS, NJMI owns all of the capital stock of FLC.

         WHEREAS, it is in the best interests of ABFS, ABC, ABC Holdings, ABFC, ABL, Discount, FLC, HAC, NJMI and Processing that the credit facilities available to them be restructured with certain of them borrowers or co-borrowers under certain facilities and ABL and FLC as borrowers under the credit facility contemplated hereby with ABFS, ABC, ABC Holdings, ABFC, Discount, HAC, NJMI and Processing as guarantors (individually, a "Guarantor", and collectively, the "Guarantors") of the obligations of ABL and FLC hereunder.

         WHEREAS, it is condition of all Loans made pursuant to this Agreement that each of the Guarantors unconditionally guarantee the prompt and punctual performance of all liabilities and obligations of ABL and FLC hereunder and under any other Loan Document (as defined herein).

         WHEREAS, the Bank is willing to establish such credit facility and to make loans to ABL and FLC under the terms and conditions hereinafter set forth, including but not limited to said guarantees.

         NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                             1. Certain Definitions

         1.1.  Definitions.

         "Account Receivable" shall have the meaning ascribed to "Accounts" in the Security Agreement.

         "Additional Amount" shall have the meaning set forth in (Section) 2.7.(e).

         "Advance Funding Eligible Lease Receivables" shall mean accounts receivable by ABL or FLC which meet all of the criteria of Eligible Lease Receivables but not all of the equipment to be leased under the applicable lease contract has been delivered to and accepted by the lessee provided that the lessee shall have executed and delivered to ABL or FLC, as applicable, an Advance Funding Addendum to the lease contract in the form and substance reasonably satisfactory to the Bank. The account receivable by ABL or FLC shall be, in each instance, the "Advance Payment" amount set forth in each Advance Funding Addendum.

         "Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with ABL; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of ABL; or (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by ABL. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

         "Borrowing Base" shall mean the lesser of (a) 92% of the present value of each Eligible Lease Receivable included in the Collateral or (b) 100% of the invoice purchase price of the equipment underlying each such Eligible Lease Receivable. Present value shall be determined by discounting the Eligible Lease Receivable at the rate applicable to United States Treasury certificates with a maturity of two years in effect on the date of the calculation plus 2.00%. Eligible Lease Receivables pertaining to the lease of equipment which was not new at the time of purchase by ABL or FLC, as applicable, which are included in the Borrowing Base shall not exceed $1,000,000 in the aggregate at any time. Advance Funding Eligible Lease Receivables included in the Borrowing Base shall not exceed $2,000,000 in the aggregate at any time. Further, no Advance Funding Eligible Lease Receivable shall be included in the calculation of the Borrowing Base if 60 days or more shall have elapsed from the date of the first advance made pursuant to an Advance Funding Addendum relating to the applicable equipment lease agreement.

         "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit B hereto which shall be signed by the Presidents of ABL and FLC.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

         "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.

         "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

         "Closing Date" shall mean the date closing shall occur.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "Collateral" shall have the meaning set forth in (Section) 9.1.

         "Commitment" shall have the meaning set forth in (Section) 2.1.

         "Commitment Fee" shall have the meaning set forth in (Section) 2.5.(b)

         "Compliance Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit C which shall be signed by the Presidents of ABL and FLC.

         "Credit Termination Date" shall have the meaning set forth in (Section) 2.2.

         "Debt" shall mean, as of any date of determination with respect to ABFS and its consolidated subsidiaries, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet such person as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which ABL or FLC, as applicable, has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities, and (iv) lease obligations that, in conformity with GAAP, have been capitalized.

         "Default Rate" on any Loan shall mean 2% per annum above the Prime
         Rate.

         "Dollars" shall mean the lawful currency of the United States of America.

        "Eligible Lease Receivables" shall mean accounts receivable and general intangibles of ABL or FLC in connection with the lease of equipment each of which have the following characteristics: (i) ABL or FLC, as applicable, is the sole lessor, (ii) the lease and the account receivable arose in the ordinary course of business of ABL or FLC, as applicable, (iii) all of the Equipment to be leased pursuant to the lease has been delivered to, and accepted by, the lessee (except in the case of accounts receivable relating to Advance Funding Eligible Lease Receivables) and is currently subject to a lease, (iv) none of the lease, the account receivable or the Equipment is subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of ABL or FLC, as applicable, thereto, (v) neither the lease nor the account receivable is not more than 61 days past due with respect to any payment required thereby, (vi) the lease and the account receivable is freely assignable, (vii) neither the lease nor the account receivable is questionable as to collectibility, (vii) the lessee/account debtor is not located outside of the United States of America (except as specifically provided in the next sentence), (viii) the lease is dated and has been in effect for not more than 210 days,
         (ix) the lease is not cancelable by lessee, (x) the lease has an original term not in excess of 63 months, except that leases not in excess of 10% of the Commitment may have an original term greater than 63 months provided that no lease shall have an original term of 72 months or more, (xi) the lease has not been restructured or amended, except for restructurings or amendments for reasons not involving the creditworthiness of the lessee or the ability of the lessee to make payments or maintain (or insure) leased equipment as required by the applicable lease, (xii) the lease shall not be in default except as otherwise covered in clause (v) above, and (xiii) the lease, the account receivable and the equipment all constitute Collateral as defined in the Security Agreement. In addition, the aggregate of all Eligible Lease Receivables included in the Borrowing Base (a) for any one lessee or group of affiliated lessees shall not at any time exceed $450,000 and (b) which arise from the lease of equipment that was not new at the origination of the lease shall not at any time exceed $1,000,000. Notwithstanding clause (vii) above, Eligible Lease Receivables shall include accounts receivable by ABL and FLC which do not exceed in the aggregate $500,000 at any time outstanding where the lessee/account debtor is located in a U.S. Territory, provided that such accounts receivable meet all other eligibility criteria set forth above.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as ABL or FLC within the meaning of (Section) 414(b) of the Code, or any trade or business which is under common control with ABL or FLC within the meaning of (Section) 414(c) of the Code.

         "Event of Default" shall have the meaning set forth in (Section) 8.1.

         "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

         "Fiscal Quarter" shall mean a quarterly period ending on the last day of September, December, March or June.

         "Fiscal Year" shall mean a fiscal year ending on the last day of June.

         "Guarantor" shall mean ABFS, ABC, ABC Holdings, ABFC, Discount, HAC, NJMI or Processing, or any subsidiary of any of them created after the date of this Agreement except for Subsidiaries which are special purpose or bankruptcy remote that have debt on their respective balance sheets which when consolidated with ABFS, ABL or FLC, as applicable, is deemed to be non-recourse debt to the applicable parent.

         "Guarantors" shall mean ABFS, ABC, ABC Holdings, ABFC, Discount, HAC, NJMI and Processing, as well as all subsidiaries of any of them created after the date of this Agreement except for Subsidiaries which are special purpose or bankruptcy remote that have debt on their respective balance sheets which when consolidated with ABFS, ABL or FLC, as applicable, is deemed to be non-recourse debt to the applicable parent.

         "Guaranty Agreement" shall mean the Guaranty Agreement in the form and substance attached hereto as Exhibit D.

         "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

         "Hazardous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the New Jersey Environmental Rights Act, N.J.S.A. 2A: 35A-1 et seg.; the New Jersey Spill Compensation and Control Act, N.J.S.A.26:2C-1 et seg.; the Resource Conservation and Recovery Act, as amended, 15 U.S.C., (Section) 2601 et seg.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. (Section) 1251 et seg.; the Hazardous Substances Discharge: Reports and Notices Act, N.J.S.A. 13:
         1K-15 et seg.; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seg.; the New Jersey Underground storage of Hazardous Substances Act, N.J.S.A. 58:L10A-21 et seg.; (P.L. 1986 Ch. 102), and the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. (Section) 6901 et seg.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

         "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by ABL or FLC, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which ABL or FLC has become liable by way of a guarantee or indemnity.

         "Intangible Assets" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

         "Interest Period" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in (Section) 2.3, if the Bank is then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

         "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and
         (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

         "Lease Receivables Report" shall mean a report in summary form of the status of accounts receivable in respect of all leases which are part of the Collateral in form and substance reasonably satisfactory to the Bank.

         "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Bank two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Bank is offered deposits in dollars at approximately 11:00 A.M., London time, as stated on Telerate page 3750 for delivery on the date of the Loan, conversion or renewal in an amount and for a period comparable to the amount and Interest Period of the Loan, conversion or renewal and in like finds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

         "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such terms is used in Regulation
         D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

         "LIBO Rate Loans" shall mean Loans accruing interest based on the LIBO Rate.

         "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "Loan" or "Loans" shall mean the meanings set forth in (Section) 2.1.

         "Loan Documents" shall mean this Agreement, the Note, the Guaranty Agreement, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

         "Material Adverse Change" shall mean any event or condition which, in the reasonable determination of the Bank, could result in a material adverse change in the financial condition, business, properties, profits or prospects of ABL or FLC, or any Guarantor (as applicable), or which gives reasonable grounds to conclude that ABL, FLC, or any Guarantor (as applicable), may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Note and the Guaranty Agreement (as applicable).

         "Material Adverse Effect" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of ABL or FLC, or any Guarantor (as applicable), (ii) the ability of ABL or FLC, or any Guarantor (as applicable, to perform its obligations under this Agreement, the Note, the Guaranty Agreement and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement, the Note, the Guaranty Agreement or the rights and remedies of the holders of the Loans.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA (Section) 4001(a)(3), which covers employees of ABL, FLC or any ERISA Affiliate.

         "Net Income" shall mean net income after income taxes as shown on the balance sheet.

         "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock.

         "Note" shall have the meaning set forth in (Section) 2.2.

         "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from ABL or FLC arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to ABL or FLC, or for which ABL or FLC is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA (Section) 302 or Code (Section) 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of ABL or any ERISA Affiliate.

         "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by ABL or FLC by appropriate proceedings and for which adequate reserves have been established by ABL or FLC as reflected in ABL's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by ABL or FLC by appropriate proceedings and for which adequate reserves have been established by ABL or FLC as reflected in ABL's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of ABL or FLC incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of ABL; (d) Liens (other than Liens imposed on any property of ABL or FLC pursuant to ERISA or (Section) 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto other than Liens of the character referred to in clause (f); (f) Liens on specific assets purchased whether before or after the date hereof and any revenue stream directly attributable thereto provided that such liens are limited to the Equipment so purchased and the revenue stream generated therefrom and that there is no recourse against ABL or FLC beyond the specific assets and such revenue stream, and (g) Liens created in favor of the Bank as contemplated herein or any Loan Document.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

         "Plan" shall mean an employee benefit plan as defined in (Section) 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

         "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

         "Prime Rate" shall mean, for any day, the prime commercial lending rate of the Bank, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 360 days.

         "Prime Rate Loans" shall mean Loans accruing interest based on the Prime Rate.

         "Prohibited Transaction" shall mean a transaction that is prohibited under Code (Section) 4975 or ERISA (Section) 406 and not exempt under Code (Section) 4975 or ERISA (Section) 408.

         "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks but excluding any foreign office of the Bank.

         "Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

         "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring ABL, FLC or any ERISA Affiliate to provide security to a Pension Plan under Code (Section) 401(a)(29) and (c) any failure by ABL, FLC or any ERISA Affiliate to make payments required by Code (Section) 412(m).

         "Request for Advance" shall have the meaning set forth in (Section) 2.3.(a).

         "Security Agreement" shall mean the Security Agreement in the form and substance attached hereto as Exhibit E.

         "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

         "Structuring and Arranging Fee" shall have the meaning set forth in (Section) 2.5.(a).

         "Subordinated Debt" shall mean shall mean Debt which is subordinated in right of payment and all other respects to the Obligations, including but not limited to the Note, pursuant to a written subordination agreement in form and substance satisfactory to the Bank.

         "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by ABL.

         "Tangible Net Worth" shall mean Net Worth, minus Intangible Assets.

         "Taxes" shall have the meaning set forth in (Section) 2.7.(d).

         "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA (Section) 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA (Section) 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA (Section) 4042.

         "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

         "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any ABL, such amount of the obligation shall be based on an estimate made in good faith.

         "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize, and perform properly, date-sensitive functions involving certain dates prior to and after December 31, 1999.

         1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in (Section) 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  2. The Credit

         2.1. The Loans. Subject to the terms and conditions herein set forth, the Bank will make loans (herein called individually a "Loan" and collectively, the "Loans") from time to time to ABL and FLC, jointly and severally, upon receipt of loan requests therefor. Each Loan made shall in a minimum principal amount of five hundred thousand ($500,000). All Loans together shall not exceed an aggregate principal amount outstanding at any time of TWENTY MILLION DOLLARS ($20,000,000) (said maximum aggregate principal amount referred to herein as the "Commitment").

         2.2. The Note. The Loans made by the Bank shall be evidenced by a single promissory note of ABL and FLC, made jointly and severally, (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, the "Note") in principal face amount equal to TWENTY MILLION DOLLARS ($20,000,000) payable to the order of the Bank and otherwise in the form attached hereto as Exhibit A. The Note shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Note shall mature on the earlier to occur of (i) the date the maturity of the Note is accelerated as provided in (Section) 8.1 hereof, or (ii) September 30, 2000 (this date to be deemed the "Credit Termination Date"). Upon maturity, the Loan evidenced by the Note shall be due and payable. The Bank shall maintain records of all Loans evidenced by the Note and of all payments thereon, which records shall be conclusive absent manifest error.

         2.3.  Funding Procedures.

            (a) Requests for Advance. Each request for a Loan, conversion of a Loan to a different interest rate, or renewal of a Loan whose interest rate period is expiring, shall be the subject of a "Request for Advance" and each shall be deemed to be a new Loan. If the Bank shall offer to make the requested Loan, the funds shall be delivered to or at the direction of ABL or FLC in the case of a new Loan or be used to repay the Loan being converted or renewed in the case of a conversion or renewal. Requests of Advance shall be made not later than 11:00 a.m. one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Prime Rate Loans, and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Bank. Each Request for Advance shall made by delivery to the Bank of a written request therefor signed by ABL or FLC or, in the alternative, a telephone request therefor followed promptly by written confirmation of the request, in each case specifying the date, amount and type of the Loan to be made, converted or renewed selecting the interest rate option to be applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period to be applicable thereto.

            (b) Irrevocability. Upon receipt of a Request for Advance by the Bank, the request shall not be revocable by ABL or FLC.

            (c) Availability of Funds. In the case of a borrowing, the Bank will make funds immediately available to ABL and/or FLC on the date of each Loan by a credit to the account of ABL or FLC, as applicable, at the Bank's address set forth opposite its name on the signature page hereof or to such other destination and in such other form as ABL or FLC may request, in writing. In the case of a conversion or renewal, no funds will actually be delivered but appropriate book entries will be made showing the conversion or renewal.

         (d) Funding of Net Amount. If the Bank makes a Loan on a day on which all or any part of an outstanding Loan from the Bank is to be repaid, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to ABL or FLC, as applicable, as provided in clause 2.3.(c).

         2.4. Interest. The following interest rates may be applicable to any Loan or Loans, as requested by ABL or FLC from time to time.

         (a) Prime Rate. Each Prime Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Prime Rate minus 1% per annum (100 basis points).

         (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus 187.5 basis points. After receipt of a request for a LIBO Rate Loan, the Bank shall proceed to determine the LIBO Rate to be applicable thereto. The Bank shall give prompt notice by telephone or facsimile ABL or FLC, as applicable, of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. Not more than six LIBO Rate Loans shall be in existence at any one time.

         (c) Renewals and Conversions of Loans. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall be deemed to be the subject of Request for Advance whether or not an actual request is actually delivered and such LIBO Rate Loan shall automatically be renewed for a new Interest Period of like duration, unless ABL or FLC shall have given the Bank an actual Request for Advance specifying a conversion or renewal for an Interest Period of different duration as provided in (Section) 2.3 hereof, or an Event of Default, or Potential Default exists or would thereby occur, or renewal for a new Interest Period of like duration would result in a date later than the Commitment Termination Date. If no Event of Default or Potential Default exists or would thereby occur, ABL and FLC shall have the right to convert Prime Rate Loans into LIBO Rate Loans, to convert LIBO Rate Loans into Prime Rate Loans, and to renew LIBO Rate Loans for Interest Periods of different duration, from time to time, provided that it shall give the Bank notice of each permitted conversion or renewal as provided in (Section) 2.3 hereof. LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. The Bank shall use its best efforts to notify ABL or FLC, as applicable, of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect ABL's obligations or the Bank's rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and ABL or FLC, as applicable, shall not have selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Prime Rate Loan on the last day of the Interest Period for such Loan.

         (d) Automatic Reinstatement. The liability of ABL and FLC under this (Section) 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of ABL or FLC or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to ABL or FLC or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

         2.5.  Fees.

            (a) Structuring and Arranging Fee. ABL and FLC agree to pay to the Bank a fee (the "Structuring and Arranging Fee") as provided in a letter of even date herewith.

            (b) Commitment Fee. ABL and FLC agree to pay to the Bank a fee (the "Commitment Fee") computed at the rate per annum equal to 20 basis points, if average quarterly principal balance outstanding hereunder for such quarter is less than or equal to 50% of the Commitment, and at the rate per annum equal to
12.5 basis points, if the average quarterly principal balance outstanding hereunder for such quarter is greater than 50% of the Commitment, of the average daily amount of the unused portion of the Commitment, accrued from and after the date hereof. The Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing October 1, 1998 (for the three month period or portion thereof ended on the preceding day), and at maturity of the Note, whether by acceleration or otherwise. The Commitment Fee shall be calculated on the basis of a 360 day year.

         2.6.  Voluntary Prepayments.

            (a) Prime Rate Loans. On one Business Day's notice to the Bank, ABL or FLC, as applicable, may, at its option, prepay any Prime Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $500,000 and, if less than $500,000 shall be outstanding, in principal amount equal to amount remaining outstanding.

            (b) LIBO Rate Loans. ABL or FLC, as applicable, may, at its option prepay any LIBO Rate Loan provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to the Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by the Bank as a result of such prepayment or failure to borrow as provided in (Section) 2.3.(a).

         2.7. Payments.

            (a) Prime Rate Loans. Accrued interest on all Prime Rate Loans shall be due and payable on the first Business Day of each calendar month and upon maturity of the Note, whether by acceleration of maturity or otherwise.

            (b) LIBO Rate Loans. Accrued interest on LIBO Rate Loans with Interest Periods of one or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with an Interest Period of six months shall be due and payable on the last day of the third month of such Interest Period and on the last day of such Interest Period.

            (c) Form of Payments, Application of Payments, Payment Administration, Etc. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by ABL and FLC hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to ABL or FLC in writing, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period", be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. ABL authorizes the Bank to deduct from any account of ABL maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Note or any other Loan Document which is not paid in a timely manner. In the event of any such deduction, the Bank will provide notice thereof to ABL or FLC, as applicable, within three Business Days specifying the account or accounts and the amounts deducted. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect ABL's or FLC's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

            (d) Net Payments. All payments made to the Bank by ABL or FLC hereunder, under the Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of the Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). If any Taxes are so levied or imposed, ABL and FLC agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. ABL and FLC will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by ABL or FLC, as applicable. ABL and FLC will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.

         (e) Prepayment of LIBO Rate Loans. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, after acceleration or for any other reason) prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if ABL or FLC fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to (Section) 2.3, ABL and FLC shall pay to the Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate the Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to the Bank, and including lost profits incurred or sustained by the Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which the Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to ABL by the Bank. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error. Notwithstanding the preceding, no Additional Amount shall be payable if the Bank is unable for reasons unique to it to provide a LIBO Rate Loan to ABL or FLC.

         2.8. Changes in Circumstances; Yield Protection.

         (a) If any Regulatory Change or compliance by the Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

         (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Bank;

         (ii) impose on the Bank any other condition regarding the Note;

         (iii) subject the Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from ABL; or

         (iv) change the basis of taxation of payments from ABL or FLC to the Bank (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Bank will immediately so notify ABL and FLC. If the Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon written notice by the Bank to ABL and FLC containing a reasonable detailing or explanation thereof, ABL and FLC shall pay to the Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

         (b) If the Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not the Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, ABL and FLC shall promptly pay to the Bank, upon the demand of the Bank, such additional amount or amounts as will compensate the Bank for such reduction.

         (c) If the Bank shall determine (which determination shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Bank shall give notice of such inability or determination by telephone to ABL and FLC at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Bank to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of ABL and FLC at any time thereafter to submit another request.

         (d) Determination by the Bank for purposes of this Section 2.8 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Bank and delivered to ABL, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

         (e) The Bank will notify ABL and FLC, in writing, of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount of amounts then payable pursuant to this Section. ABL and FLC shall pay the Bank the amount shown as due on such notice within 30 days after its receipt of the same.

         2.9. Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to maintain or fund its LIBO Rate Loans, then upon notice to ABL and FLC of such event, ABL's and FLC's outstanding LIBO Rate Loans shall be converted into Prime Rate Loans.

                        3. Representations and Warranties

         ABL and FLC, jointly and severally, represent and warrant to the Bank that with respect to each of them:

         3.1. Organization, Standing. It and each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, under each Loan Document to which it is a party, and
(iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         3.2. Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it and each Guarantor, as applicable, is a party are within its the power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of its or any Guarantor's shareholder or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its or any Guarantor's charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it or any Guarantor is a party, by which it or any Guarantor is bound or to which any of its or any Guarantor's assets are or may be subject, and do not and will not give rise to any Lien upon any of its or any Guarantor's assets. The number of shares and classes of the capital stock of ABL, FLC and each Guarantor, respectively, and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Further, neither it nor any Guarantor is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by it or any Guarantor, as applicable, of any Loan Document to which it is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of it and each Guarantor, as applicable, enforceable against it in accordance with its terms.

         3.3. Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to the knowledge of any executive officer of it or any Guarantor, threatened against or affecting it or any Guarantor or any assets of either of them before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or upon the ability of it or any Guarantor to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in
Schedule 1.

         3.4. ERISA. (a) It and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither it, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in (Section) 4001 of ERISA) under which it or any ERISA Affiliate could have any withdrawal liability; (b) neither it nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of (Section) 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by it or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of it and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of it or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

         3.5. Financial Statements. The consolidated financial statements of ABFS as of and for the Fiscal Years ending June 30, 1996 and June 30, 1997, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated and consolidating financial statements of ABFS and its subsidiaries as of March 31, 1998 furnished to the Bank in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of ABFS and its subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since March 31, 1998.

         3.6. Not in Default, Judgments, Etc.. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. It and each Guarantor has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

         3.7. Taxes. It and each Guarantor has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on
Schedule 1. The tax charges, accruals and reserves on the books of it and each Guarantor are adequate to pay all such taxes that have accrued but are not presently due and payable.

         3.8. Permits, Licenses, Etc. It and each Guarantor possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

         3.9. No Materially Adverse Contracts, Etc.. Neither it nor any Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. Neither it nor any Guarantor is a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

         3.10. Compliance with Laws, Etc.

         (a Compliance Generally. It and each Guarantor is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

         (b Hazardous Wastes, Substances and Petroleum Products. It and each Guarantor has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. Neither it nor any Guarantor has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. Neither it nor any Guarantor has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the knowledge and belief of any executive officer of it and each Guarantor, no real property owned or leased by it is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Neither it nor any Guarantor has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

         3.11. Solvency. It and each Guarantor is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

         3.12. Subsidiaries, Etc. Neither it nor any Guarantor has any Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by it and each Guarantor in any joint venture or other Person.

         3.13. Title to Properties, Leases. It and each Guarantor each has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

         3.14. Public Utility Holding Company; Investment Company. Neither it nor any Guarantor is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, neither is an "investment company" or an "affiliated person" of an

"investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         3.15. Margin Stock. Neither it nor any Guarantor is or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). It will not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

         3.16. Use of Proceeds. It will use the proceeds of each Loan made pursuant hereto for the purchase of new or used equipment which is to be the subject of a lease or leases to an unaffiliated Person or Persons in ordinary course of its leasing business.

         3.17. Year 2000 Problem. It is taking all action reasonably necessary to assess the risk that the computer applications they use in its business may be unable to properly perform date sensitive functions on or after December 31, 1999. Further, it is in the process of taking all remedial action reasonably necessary to avoid such risk and expect to timely complete such action. To its knowledge, no third party with which it has any material contractual relationship has identified any similar risk in its own computer applications which it is not addressing and which, if not properly addressed, would be likely to have a Material Adverse Effect.

         3.18. Disclosure Generally. The representations and statements made by it or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by it or any Guarantor to the Bank in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         3.19. Prudential Securities Credit Corporation. There are no loans outstanding that certain Interim Warehouse and Security Agreement for Contracts among Prudential Securities Credit Corporation, ABL and FLC and no loans will be requested or accepted thereunder prior to the delivery of an Intercreditor Agreement as contemplated by '5.18 hereof.


                             4. Conditions Precedent

         4.1. All Loans. After this Agreement has become effective, the obligation of the Bank to make any Loan hereunder (including but not limited to the first Loan hereunder) is conditioned upon the following:

         (a) Documents. ABL or FLC, as applicable, shall have delivered to, and the Bank shall have received, a Request for Advance in such form as the Bank may reasonably request from time to time.

           (b) Covenants; Representations. ABL, FLC and each Guarantor, respectively, each shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

           (c) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

           (d) Material Adverse Change. Since March 31, 1998, there shall not have been any Material Adverse Change with respect to ABL, FLC or any Guarantor, and there shall not be any other event or circumstance which gives the Bank reasonable grounds to conclude that ABL, FLC or any Guarantor, may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Note, the Guaranty Agreement or the other Loan Documents.

           (e) Borrowing Base Certificate. The Bank shall have received a Borrowing Base Certificate dated as of the date of the borrowing.

         (f) Restricting Event. No Restricting Event (as defined in the Receivables Purchase Agreement) shall have occurred and be continuing, except the Termination Date (as provided in (Section) 7.2(m) thereof) shall occurred and said Receivables Purchase Agreement shall not have been reinstated or renewed.

         4.2. Conditions to First Loan. In addition to the conditions to all Loans as provided in (Section) 4.1, the obligation of the Bank to make the first Loan hereunder is conditioned upon the following:

         (a) Articles, Bylaws. The Bank shall have received copies of the Articles or Certificates of Incorporation and Bylaws of ABL, FLC and each Guarantor, certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of the business or the ownership of properties of ABL, FLC or any Guarantor requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) Evidence of Authorization. The Bank shall have received copies certified by the Secretary or Assistant Secretary of ABL, FLC and each Guarantor or other appropriate official (in the case of a Guarantor that is not a corporation) of all corporate or other action taken by each Person other than the Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as the Bank shall reasonably require.

         (c) Legal Opinions. The Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from legal counsel to ABL, FLC and the Guarantors, which shall be addressed to the Bank, be dated the date of the first Loan and be from counsel reasonably acceptable to the Bank.

         (d) Incumbency. The Bank shall have received a certificate signed by the secretary or assistant secretary of ABL, FLC and each Guarantor, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of ABL, FLC or a Guarantor, as applicable, amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

         (e) Note. The Bank shall have received the Note duly executed, completed and issued in accordance herewith.

         (f) Guaranty Agreement. The Bank shall have received the Guaranty Agreement duly executed, completed and issued by each Guarantor in accordance herewith.

         (g) Documents. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

         (h) Consents. ABL, FLC and each Guarantor shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

         (i) Other Agreements. ABL, FLC and each Guarantor shall have executed and delivered each other Loan Document required hereunder.

         (j) Fees. ABL and FLC shall have executed and delivered to the Bank the fee letter pertaining to the Structuring and Arranging Fee, and shall have paid all fees due hereunder or any other Loan Document.


                            5. Affirmative Covenants

         ABL and FLC, jointly and severally, covenant and agree that, without the prior written consent of the Bank, from and after the date hereof and so long as any Obligation remains unpaid or outstanding, each of them will:

         5.1. Financial Statements and Reports. Furnish to the Bank the following financial information:

         (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of ABFS and the consolidated balance sheets of ABL and of FLC as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows (for ABFS and ABL only) for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The consolidated annual financial statements shall be certified (without any qualification or exception) by BDO Seidman, LLP or other independent public accountants acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such consolidated financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of ABFS, ABL and FLC for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation.

           (b) Quarterly Statements. No later than ninety (90) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheet of ABFS and the balance sheets of ABL and FLC, the related statements of operations and shareholders' equity for ABFS, ABL and FLC, and cash flows of ABFS for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officers of ABFS, ABL and FLC as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments).

           (c) Compliance Certificate. Within sixty (60) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a Compliance Certificate substantially in the form attached hereto as Exhibit C or such other form as the Bank shall reasonably request.

           (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

           (e) Material Changes. Notification to the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

         (f) Other Information. Promptly, upon request by the Bank from time to time (which may be on a monthly or other basis), ABL or FLC, as applicable, shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request unless such information or report is subject to a written confidentiality agreement.

         (g) Borrowing Base Certificates. ABL and FLC will deliver to the Bank, no later than 15 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the President of ABL and of FLC.

           (h) Lease Receivables Report. ABL and FLC each will deliver to the Bank, no later than 15 days after the end of such calendar month, a Lease Receivables Report including portfolio agings and static pool agings as of the end of such prior month for all leases originated by ABL and FLC, respectively. Static pool agings need not include information for any lease entered into prior to January 15, 1999.

         5.2. Corporate Existence. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

         5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of ABL, FLC or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in (Section) 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Bank in writing promptly after it has come to the attention of senior management of ABL, FLC, ABC or ABFS of the assertion or threat of any "reportable event" or other event described in (Section) 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under (Section) 5.02 of ERISA.

         5.4. Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

         5.5. Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

         5.6. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         5.7. Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $500,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on it or any of its assets: promptly pay and discharge
(a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as it promptly notifies the Bank of its intention to do so, it shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

         5.8. Notice of Events. Promptly upon discovery of any of the following events, it shall provide telephone notice to the Bank (confirmed within three
(3) calendar days by written notice), describing the event and all action ABL, FLC or any Guarantor, as applicable, proposes to take with respect thereto:

         (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

         (b) any default or event of default under a contract or contracts and the default or event of default involves payments by ABL, FLC or any Guarantor in an aggregate amount equal to or in excess of $500,000;

         (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which its or any Guarantor's liability is equal to or in excess of $500,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument agreement to terminate or suspend any commitment to lend to ABL, FLC or any Guarantor or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

         (d) the institution of, any material adverse determination in, or the entry of any final judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against ABL, FLC or any Guarantor in which the amount in controversy is in excess of $500,000, singularly or in the aggregate; or

         (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

         5.9. Inspection Rights. At any time during the existence of an Event of Default or Potential Default, during regular business hours and then as often as requested of ABL, FLC or any Guarantor by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from the records and books of account of ABL, FLC or any Guarantor, wherever located, and to visit the properties of ABL, FLC or any Guarantor; and to discuss the affairs, finances, and accounts of ABL, FLC or any Guarantor with its President, any other executive officer, its chief financial officer and its independent public accountants. If no Event of Default or Potential Default shall be in existence, the expense of each inspection shall be borne by ABL and FLC, jointly and severally, but ABL and FLC shall not be obligated to reimburse the Bank for expenses in excess of $7,500 in the aggregate for any calendar year. If an inspection shall be made during the continuance of a Potential Default or an Event of Default, the expense of such inspection shall be borne by ABL and FLC, jointly and severally) and the foregoing annual limit of $7,500 shall not be applicable. At all times, it is understood and agreed that all expenses in connection with any such inspection which may be incurred by ABL, FLC, any Guarantor, any officers and employees thereof and the attorneys and independent public accountants therefor shall be expenses payable by ABL, FLC and the Guarantors and shall not be expenses of the Bank.

         5.10. Generally Accepted Accounting Principles. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

         5.11. Compliance with Material Contracts. It will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of it and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

         5.12. Use of Proceeds. It will use the proceeds of each Loan made pursuant hereto for the purchase of new or used equipment which is to be the subject of a lease or leases to an unaffiliated person or persons in ordinary course of its leasing business.

         5.13. Management. ABFS will continue to retain Anthony J. Santilli and Beverly Santilli as senior executive officers.

         5.14. Delinquency. It shall cause the leases included in the managed portfolio to have a thirty-day delinquency rate of less than or equal to 8%.

         5.15. Year 2000 Program. It will use its best efforts to continue to monitor the potential impact of the Year 2000 Problem and if any problem is determined to exist to develop and implement a comprehensive detailed program to address on a timely basis such problem.

         5.16. Further Assurances. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

         5.17. Restrictive Covenants in Other Agreements. In the event that it shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Indebtedness for Money Borrowed which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.

         5.18. Intercreditor Agreement. It will provide to the Bank on or before November 15, 1998 an Intercreditor Agreement signed by Prudential Securities Credit Corporation, which agreement shall be in form and substance reasonably acceptable to the Bank.


                              6. Negative Covenants

         ABL and FLC, jointly and severally, covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as Obligation remains unpaid or outstanding, neither will:

         6.1. Consolidation and Merger. Merge or consolidate with or into any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into it as long as it is the surviving entity.

         6.2. Indebtedness for Borrowed Money. Incur, create, or permit to exist any Indebtedness for Borrowed Money except:

         (a) Indebtedness for Borrowed Money of it under this Agreement or the Note;

         (b) Indebtedness for Borrowed Money existing on the date hereof and disclosed in the financial statements referred to in Section 3.5 or otherwise disclosed to the Bank on Schedule 1, but without any renewals, extensions, or refinancings thereof other than the refinancing of the Warehouse Line with Prudential Securities pursuant to a credit facility in an amount not to exceed $100,000,000 which is substantially similar to that in existence at the date of this Agreement;

         (c) Indebtedness for Borrowed Money which is either non-recourse or partial recourse and is part of a purchase program but that is not required to be included in liabilities shown on the consolidated balance sheet of ABFS and its consolidated subsidiaries (including but not limited to ABL and FLC) in accordance with GAAP.

         6.3. Liens. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

         6.4. Guarantees. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise.

         6.5. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

         6.6. Acquisitions and Investments. Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person (including any Affiliate); or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except
(a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc.,(iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii), and (v) acquisitions of companies engaged in the business of equipment leasing to the extent the aggregate acquisition cost of such entities is not in excess of $5,000,000 after the date of this Agreement.

         6.7. Transfer of Assets; Nature of Business. Sell, transfer, pledge, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received; or discontinue, liquidate or change in any material respect any substantial part of its operations or business. Sales of individual or small groups of leases and related equipment from time to time and sales of groups of leases in securitization transactions shall be deemed to be in the ordinary course of its business.

         6.8. Accounting Change. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission or NASDAQ, if applicable.

         6.9. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services, the payment of management fees or the making of any loans or advances) with any Affiliate (including but not limited to any Guarantor), except transactions not involving the making of any loans or advances which in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

         6.10. Restriction on Amendment of This Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of the Bank, ABL and FLC or any Guarantor to amend or otherwise modify this Agreement.


                             7. Financial Covenants

         ABL and FLC, jointly and severally, covenant and agree that, without the prior written consent of the Bank, from and after the date hereof and so long as any Obligation remains unpaid or outstanding:

         7.1. Borrowing Base. The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within five Business Days after the earlier of the date either of them first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

         7.2. Minimum Tangible Net Worth. Tangible Net Worth of ABFS and its consolidated subsidiaries (including but not limited to ABL and FLC) will not at any time be less than the sum of (i) $23,000,000 plus (ii) seventy-five percent (75%) of net income of ABFS and its consolidated subsidiaries (including but not limited to ABL and FLC) for each fiscal quarter ending after June 30, 1998 (without deduction for any net loss if any fiscal quarter shall have a net loss), and (iii) any additions to the paid-in capital of ABFS after June 30, 1998.

         7.3. Total Liabilities to Net Worth. The ratio of total liabilities (excluding Subordinated Debt) to Net Worth plus Subordinated Debt will not exceed 4.00:1 determined on a consolidated basis for ABFS and its consolidated subsidiaries (including but not limited to ABL and FLC).

                                   8. Default

         8.1. Events of Default. ABL and FLC shall be in default if any one or more of the following events (each an "Event of Default") occurs:

         (a) Payments. ABL or FLC fails to pay any principal of or interest on the Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document and such failure shall continue for five Business Days.

         (b) Covenants. ABL, FLC or any Guarantor, as applicable, fails to observe or perform (1) any term, condition or covenant set forth in
         Article 5 (Sections) 5.1(a)(b)(c)(g) or (h) or 5.2 (as to corporate existence only)), Article 6 or Article 7 of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in clause
         (1) above, as and when required and such failure shall continue for a period of 10 days or more.

         (c) Representations, Warranties. Any representation or warranty made or deemed to be made by ABL, FLC or any Guarantor, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

         (d) Bankruptcy. ABL, FLC or any Guarantor is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for ABL, FLC or any Guarantor or any substantial part of the property of ABL, FLC or any Guarantor is appointed, or if any such receivership or trusteeship to continues undischarged for a period of sixty (60) days.

         (e) Certain Other Defaults. ABL, FLC or any Guarantor shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $500,000, and such failure shall continue beyond any applicable cure period, or ABL, FLC or any Guarantor shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $500,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

         (f) Judgments. Any judgments against ABL, FLC or any Guarantor or against its or their assets or property for amounts in excess of $500,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

         (g) Attachments. Any assets of ABL, FLC or any Guarantor shall be subject to attachments, levies, or garnishments for amounts in excess of $500,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to ABL, FLC or ABFS.

         (h) Change in Control. ABFS shall cease to own, directly or indirectly, at least 51% of the issued and outstanding voting and capital stock of ABL and FLC.

         (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by (Section) 6.3).

         (j) Receivables Purchase Agreement. A Receivables Purchase Agreement (the "Receivables Purchase Agreement"), substantially in the form and substance existing in draft form on the date hereof, shall not have been entered into by the close of business on December 1, 1998 by and among American Business Lease Funding Corporation II (as the seller), American Business Leasing, Inc. (as the servicer), the investors named therein (or replacements thereof), Variable Funding Capital Corporation (as a purchaser), First Union Capital Markets a division of Wheat First Securities, Inc. (as the deal agent), First Union National Bank (as the liquidity agent) and a custodian (as collateral custodian and backup servicer).

         (k) Material Adverse Change. A Material Adverse Change shall have occurred.

THEN and in every such event other than that specified in (Section) 8.1.(d), the Bank may immediately declare the Note and all other Obligations, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by ABL, FLC and each Guarantor. Upon the occurrence of any event specified in (Section) 8.1.(d), the Note and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by ABL, FLC and each Guarantor. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.


                                  9. Collateral

         9.1. Collateral. Except as otherwise specifically set forth herein or in any other Loan Document, any Loans made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in the Collateral (as defined in the Security Agreement, hereinafter referred to as the "Collateral").

                                10. Miscellaneous

         10.1. Waiver. No failure or delay on the part of the Bank or any holder of the Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         10.2. Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by ABL, FLC or any Guarantor therefrom shall be effective unless the same shall have been approved in writing by the Bank, be in writing and be signed by the Bank, ABL and FLC and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the ABL or FLC shall entitle ABL or FLC or any Guarantor to any other or further notice or demand in similar or other circumstances.

         10.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

         10.4. Participations and Assignments. ABL, FLC and each Guarantor hereby acknowledges and agrees that the Bank may at any time: (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of the Bank or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants") and which in the case of other entities is not consider by ABL or FLC to be a direct competitor of either of them in the leasing business; provided, however, that: (i) all amounts payable by ABL, FLC and each Guarantor shall be determined as if the Bank had not granted such Participation; and (ii) any agreement pursuant to which the Bank may grant a Participation: (x) shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of ABL, FLC and the Guarantors including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (b) the Bank may assign all or any part of the Note.

         10.5. Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

         10.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Bank, ABL and FLC provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

         10.7. Expenses; Indemnification. ABL and FLC will from time to time reimburse the Bank promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with
(i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents; and reimburse the Bank for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, ABL and FLC, jointly and severally, hereby agree to indemnify, protect and hold the Bank and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by ABL or FLC or any Guarantor or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that neither ABL nor FLC shall have any obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

         10.8. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of ABL and FLC set forth in (Sections) 2.7, 2.8, 2.9 and 10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by ABL and FLC under the Note or any other Loan Document.

         10.9. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

         10.10. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to ABL or FLC.

         10.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ABL, FLC AND THE BANK EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

         10.12. WAIVER OF JURY TRIAL. ABL, FLC AND THE BANK EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. ABL, FLC AND THE BANK EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. ABL, FLC AND THE BANK EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.13. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

         10.14. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         10.15. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

         10.16. Entire Agreement. This Agreement, the Note issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                            AMERICAN BUSINESS LEASING, INC.



                                            By /s/ Jeffrey M. Ruben
                                               ----------------------------
                                                Jeffrey M. Ruben
                                                Senior Vice President
Notices To:
Jeffrey M. Ruben
Senior Vice President, Secretary and General Counsel
American Business Leasing, Inc.
Bala Pointe Office Centre, Suite 215
111 Presidential Boulevard
Bala Cynwyd, PA 19004
FAX No.: (610) 668-1468


                                            FEDERAL LEASING CORP.



                                            By /s/ Jeffrey M. Ruben
                                               ----------------------------
                                               Jeffrey M. Ruben
                                               Senior Vice President
Notices To:
Jeffrey M. Ruben
Senior Vice President, Secretary and General Counsel
Federal Leasing Corp.
Bala Pointe Office Centre, Suite 215
111 Presidential Boulevard
Bala Cynwyd, PA 19004
FAX No.: (610) 668-1468

                                          FIRST UNION NATIONAL BANK


                                          By /s/ David D'Antonio
                                             ----------------------------
                                              David D'Antonio
                                              Vice President
Notices To:
Mr. David D'Antonio
Vice President
First Union National Bank
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704

                         Reference Table of Definitions


definition                                                  page defined


ABC....................................................................1
ABC Holdings...........................................................1
ABFC...................................................................1
ABFS...................................................................1
ABL....................................................................1
Account Receivable.....................................................2
Additional Amount.....................................................14
Advance Funding Eligible Lease Receivables.............................2
Affiliate..............................................................2
Agreement..............................................................1
Bank...................................................................1
Borrowing Base.........................................................2
Borrowing Base Certificate.............................................2
Business Day...........................................................2
Capitalized Lease......................................................3
Capitalized Lease Obligations..........................................3
Closing Date...........................................................3
Code...................................................................3
Collateral............................................................29
Compliance Certificate.................................................3
Credit Termination Date...............................................11
Debt...................................................................3
Default Rate...........................................................3
Discount...............................................................1
Dollars................................................................3
Eligible Lease Receivables.............................................3
Environmental Control Statutes.........................................4
ERISA..................................................................4
ERISA Affiliate........................................................4
Event of Default......................................................27
Fiscal Quarter.........................................................4
Fiscal Year............................................................4
FLC....................................................................1
GAAP...................................................................5
Generally Accepted Accounting Principles...............................5
Governmental Authority.................................................5
Guarantor..............................................................1
Guarantors.............................................................1
Guaranty Agreement.....................................................5
HAC....................................................................1
Hazardous Substances...................................................5

Indebtedness for Borrowed Money........................................5
Indemnitees...........................................................30
Intangible Assets......................................................5
Interest Period........................................................5
Investment.............................................................6
Lease Receivables Report...............................................6
LIBO Rate..............................................................6
LIBO Rate Loans........................................................6
LIBO Rate Reserve Percentage...........................................6
Lien...................................................................7
Loan..................................................................10
Loan Documents.........................................................7
Loans.................................................................10
London Business Day....................................................3
Material Adverse Change................................................7
Material Adverse Effect................................................7
Maximum Loan Amount...................................................10
Multiemployer Plan.....................................................7
Net Worth..............................................................7
NJMI...................................................................1
Note..................................................................10
Obligations............................................................7
Participants..........................................................29
Participations........................................................29
PBGC...................................................................7
Pension Plan...........................................................8
Permitted Liens........................................................8
Person.................................................................8
Plan...................................................................8
Potential Default......................................................8
Prime Rate.............................................................8
Prime Rate Loans.......................................................8
Processing.............................................................1
Prohibited Transaction.................................................8
Receivables Purchase Agreement........................................28
Regulation.............................................................9
Regulation D...........................................................9
Regulatory Change......................................................9
Release................................................................9
Reportable Event.......................................................9
Request for Advance...................................................11
Security Agreement.....................................................9
Servicing Fee.........................................................12
Solvent................................................................9
Structuring and Arranging Fee.........................................12
Subordinated Debt......................................................9
Subsidiary.............................................................9

Tangible Net Worth....................................................10
Taxes.................................................................14
Termination Event.....................................................10
Unfunded Pension Liabilities..........................................10
Unrecognized Retiree Welfare Liability................................10
Year 2000 Problem.....................................................10

                                                                       EXHIBIT A

                                      Note


$20,000,000                                                    Philadelphia, PA
                                                             September 28, 1998

For Value Received, AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation ("ABL") and FEDERAL LEASING CORP., a New Jersey corporation ("FLC"), jointly and severally, hereby promise to pay to the order of FIRST UNION NATIONAL BANK (the "Bank"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earlier to occur of the maturity date as provided in the Credit Agreement described below or the Credit Termination Date, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement.

ABL and FLC, jointly and severally, promise also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is the Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated September 28, 1998 by and among ABL, FLC and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment prior to acceleration of maturity or the Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

ABL and FLC each hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the liability of ABL and FLC hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to the Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.


                                         AMERICAN BUSINESS LEASING, INC.

                                         By ______________________________
                                         Name:
                                         Title:



                                         FEDERAL LEASING CORP.

                                         By ______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                               SECURITY AGREEMENT

         This Security Agreement, dated September 28, 1998, by and among AMERICAN BUSINESS LEASING, INC., a Pennsylvania corporation, with its main business office located at Suite 215, 111 Presidential Blvd, Bala Cynwyd, PA 19004, FEDERAL LEASING CORP., a New Jersey corporation, with its main business office located at Suite 215, 111 Presidential Blvd, Bala Cynwyd, PA 19004 (individually and together referred to herein as the "Debtor") and FIRST UNION NATIONAL BANK, a national banking association (the "Secured Party"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

                              Preliminary Statement

         This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

         Now, therefore, the Debtor and the Secured Party, intending to be legally bound, agree as follows:

         1.  Definitions.

         As used herein the following terms shall have the meanings indicated:

         (a) "Collateral" means all:

             (i) Chattel Paper consisting of (1) leases of personal property listed and described in Schedule B-1 hereto, plus (2) leases of personal property listed and described in any and all supplemental Schedules B-1 delivered by the Debtor to the Secured Party from time to time after the date hereof (and all amendments, replacements, amendment and restatements and substitutions therefor and thereof), minus (3) leases of personal property listed in any Schedule B-3 hereto any and all of which are delivered by the Debtor to the Secured Party from time to time after the date hereof (and all amendments, replacements, amendment and restatements and substitutions therefor and thereof),

             (ii) Inventory and/or Equipment consisting of all of the personal property leased pursuant to Chattel Paper included in the Collateral (as contemplated in clause (i) above), or previously leased pursuant to Chattel Paper included in the Collateral but at any subsequent date held by the Debtor for any reason (including but not limited to repossession or return) pending sale or lease, and all existing and future accessions, accessories and attachments thereto and replacements thereof.

            (iii) Accounts, Instruments, Documents, Contract Rights and General
                  Intangibles relating to Collateral referred to clauses (i) and
                  (ii) above.

            (iv) cash and non-cash Proceeds of all of the foregoing, including without limitation, insurance Proceeds.

             (v) any balance or share belonging to the Debtor of any deposit, agency or other account with the Secured Party and any other amounts which may be owing from time to time by the Secured Party to the Debtor.

            (vi) property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Secured Party, together with all products and Proceeds (including insurance Proceeds) of any of the foregoing.

        (b) "Credit Agreement" means that certain Credit Agreement, dated the date hereof (as such agreement may be amended, restated, modified, replaced or substituted hereafter) between the Debtor and First Union National Bank.

        (c) "Accounts," "Chattel Paper," "Documents," "Equipment," "General Intangibles," "Instruments," and "Proceeds" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

        (d) "Liabilities" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtor to the Secured Party arising hereunder or in respect of the Note or otherwise in connection with the Credit Agreement or any Loan Document plus all obligations of the Debtor to the Secured Party in respect of any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

        (e) "Prevailing Interest Rate" as of any date means the highest rate of interest then being paid by the Debtor under any Loan (as defined in the Credit Agreement) as such may change from time to time.

        (f) "Lease" means any capital lease or operating lease upon which the Debtor is the lessor or an assignee of the lessor which lease is included in the Collateral.

        2. Grant of Security; Assignment of Leases.

         To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, the Debtor hereby:

        (a) pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

        (b) assigns and transfers to the Secured Party all Debtor's right, title and interest in and to all rentals and other amounts payable under the Leases, and all proceeds from insurance and any proceeding, payable to or receivable by the Debtor under or in connection therewith, and all rights, powers and remedies (but none of the duties or obligations, if any) of the Debtor under the Leases, including all rights of the Debtor to give and receive any notice, consent, waiver, demand or approval under or in respect of the Leases, to exercise any election or option thereunder or in respect thereof, to accept any surrender of any property subject thereto, to execute and deliver any bill of sale for any such property, and to do all other things which Debtor is entitled to do under the Leases.

        3. Leases.

        (a) The Debtor shall remain liable as lessor under the Leases to perform all the obligations, if any, assumed by the Debtor thereunder. The obligations of Debtor, if any, under the Leases may be performed by Secured Party or any subsequent assignee of the Secured Party ("Subsequent Secured Party") without releasing Debtor therefrom. The Secured Party or any Subsequent Secured Party shall have no liability or obligation under the Leases by reason of this Agreement and shall not, by reason of this Agreement, be obligated to perform any of the obligations of Debtor under the Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

        (b) The Debtor hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Leases which may be applicable to it, and (ii) subject to the Debtor's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Leases.

        (c) The Debtor does hereby warrant and represent that all Leases are in full force and effect and that the Debtor has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than Secured Party or its designee.

        (d) Subject to the provisions of this Agreement, and until the occurrence of an Event of Default and upon demand by the Secured Party, the Debtor may exercise all the rights and enjoy all the benefits of the lessor under the Leases.

        4. Books and Records. The Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time.

        5. Control of and Access to Collateral.

        (a) Each originally executed Lease included in the Collateral shall be
(i) marked "original" and legended in form satisfactory to the Secured Party to indicate that it is the original of the Lease with all other copies marked "copy", (ii) marked with a legend to state the Secured Party's interest in the rentals and other sums due thereunder, and (iii) delivered by the Debtor to the Secured Party prior to said Lease being included in the Borrowing Base calculation.

        (b) Upon the occurrence of an Event of Default, the Secured Party shall have the right at any time to take possession of the Collateral or any part thereof. Notwithstanding any such taking of possession, the Collateral shall remain at all times at the Debtor's sole risk, and to the full extent permitted by law the

Secured Party shall not be responsible for any loss, damage or diminution in the value thereof. All costs of transportation, packaging, custody, processing, storage, and insurance of any unit or item of Collateral which may be incurred by the Secured Party shall be promptly repaid to the Secured Party by the Debtor together with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities.

        (c) If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Debtor will promptly procure the necessary certificate of title and take all steps necessary to cause the Secured Party's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Secured Party has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Secured Party.

        (d) The Debtor shall immediately notify the Secured Party of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Debtor's best estimate of the amount of such deterioration, loss or depreciation.

        (e) Upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, intellectual property, or use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale, and selling any Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

        6. Maintenance of Collateral; Sale. Subject to the Debtor's business judgment and reasonable commercial practice, the Debtor shall take good care of the Collateral in the form of equipment returned to and shall afford it suitable preventive maintenance. The Debtor shall pay the cost of all repairs to or maintenance of said Collateral and shall not permit anything to be done that might in any way impair the value of any of such Collateral or any of the security intended to be afforded by this Agreement. The Debtor shall not sell, exchange, salvage, replace or dispose of any items or unit of its equipment included in the Collateral or any of its rights therein, except that so long as the Debtor is not in default hereunder, it shall have the right to sell such equipment in each case in the ordinary course of its business and it shall have the right to lease or re-lease such equipment in the ordinary course of its business.

        7. Insurance.

        (a) The Debtor shall bear the risk of each item or unit of equipment included in the Collateral being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Agreement, and shall at its own cost and expense obtain, and keep in full force and effect, in kind and form reasonably satisfactory to the Secured Party, or in the alternative shall cause the lessee under each applicable Lease to do the same with respect to equipment subject to the lessee's Lease, all risk of physical loss or damage insurance covering the equipment wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Debtor (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Debtor. All policies of such insurance shall be written for the benefit of the Debtor as the insured, and shall provide for at least fifteen (15) days' advance written notice to the Secured Party of any cancellation or shall be similar written in the case of policies obtain by lessees with respect to such property under Lease.

        (b) If the Debtor or the applicable lessee fails to pay any premium on any such insurance, the Secured Party shall have the right, but shall be under no obligation, to pay such premium for the Debtor's account. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of insurance premiums, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Debtor hereby assigns to the Secured Party any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Secured Party any amount so due. The Debtor's right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof.

        8. Title to Collateral.

        (a) The Debtor has acquired or shall acquire absolute and exclusive title to each and every item or unit of the Collateral free and clear of all liens, claims, security interests and other encumbrances, except as permitted under the Credit Agreement, and the Debtor shall warrant and defend its title to the Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, the Debtor shall not pledge, assign or otherwise encumber, or permit any liens or security interests (other than Permitted Liens and those in favor of the Secured Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process.

        (b) The Secured Party may, at its sole election but without obligation to do so, discharge any unpermitted encumbrance pertaining to the Collateral and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtor on demand.

        9. Taxes and Liens. The Debtor shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtor, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtor's assets.

        10. Collection of Accounts, Etc.

        (a) Until the occurrence of an Event of Default, the Debtor may collect all the Accounts but the Proceeds of all Accounts so collected by the Debtor shall be held by the Debtor in trust for the Secured Party. The Secured Party may at any time during the existence of an Event of Default terminate the authority hereby given to the Debtor to collect the Proceeds of such Accounts and, acting if it so chooses in the Debtor's name, collect such Accounts itself, directly or through an agent, sell, assign, compromise, discharge or extend the time for payment of such Accounts, institute legal action for the collection of such Accounts and do all acts and things necessary or incidental thereto, and the Debtor hereby ratifies all that the Secured Party shall lawfully do under the authority hereby granted to it. The Secured Party may at any time during the existence of an Event of Default, without notice to the Debtor, notify any account debtor on any such Account that such Account has been assigned to the Secured Party and is to be paid directly to the Secured Party. Alternatively, at its election the Secured Party may require the Debtor to, and in such event the Debtor at its sole expense will, notify its account debtors that payments thereon are thenceforth to be made directly to the Secured Party. Without the written consent of the Secured Party in each case, the Debtor shall not compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any such Account except for minor indulgences or allowances in the ordinary course of business which are not related to an extension or restructuring of credit to an account debtor of a duration in excess of 30 days in any instance.

        (b) If any such Account arises out of a contract with the United States or any department, agency or instrumentality thereof, the Debtor will immediately so notify the Secured Party in writing and will execute all instruments and take all steps required by the Secured Party in order that the security interest of the Secured Party hereunder in all such Accounts under such contract and the Proceeds thereof shall be perfected under the Federal Assignment of Claims Act.

        (c) From and after the occurrence and during the continuance of any Event of Default, if any of the Collateral is or becomes evidenced by a promissory note, draft, trade acceptance, Chattel Paper, Instrument or Document of Title, the Debtor will promptly deliver the same to the Secured Party appropriately endorsed to the Secured Party's order. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. The Debtor will promptly notify the Secured Party of any Material Adverse Change of which it has knowledge in the financial condition of any account debtor on any material Account pertaining to a Lease or in the collectibility of any of such Accounts, and of all claims, rejections, returns and adjustments which may result in a material reduction of the liability of an account debtor on any such Account.

        11.  Locations of the Collateral; Name.

        (a) If any of the Collateral or any of the Debtor's records concerning any of the Collateral are at any time to be located on premises leased by the Debtor, or any premises owned by the Debtor subject to a mortgage or other lien, upon request by the Secured Party the Debtor shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtor's records concerning the same and assuring the Secured

Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of Debtor's chief executive office and all locations at which the Debtor maintains a place of business are set forth in Schedule A, and the Debtor agrees to provide the Secured Party annually with a list of each location of any such place of business or the establishment of any additional place of business of the Debtor.

        (b) The Debtor represents and warrants that at no time during the past five (5) years has it been known by or used any other name, including any trade or fictitious name, except as disclosed in Schedule A.

        12. Further Assurances. The Debtor shall continue to conduct its business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. The Debtor shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.

        13. Default and Remedies.

        (a) The Debtor shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

            (i) the Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

            (ii) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by the Debtor in connection with any of the Liabilities, including any warranty made by the Debtor through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

            (iii) there shall exist any Potential Default or Event of Default as defined under the Credit Agreement.

        (b) Upon the occurrence of any Event of Default which shall be continuing, (i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable without notice to or demand on the Debtor,
(ii) the Secured Party or its agents may enter the Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and (iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble, receipt for, adjust, modify, repair, refurnish or refurbish (but without any obligation to do so) or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. The Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. The Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

        (c) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against the Debtor and the Collateral and any other collateral granted by the Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. The Debtor shall pay to the Secured Party on demand any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. The Debtor's liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. The Debtor to the extent of its rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshaling of assets or otherwise.

        14. Power of Attorney. The Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as the Debtor's true and lawful attorney-in-fact with power to (i) endorse the Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into the Secured Party's possession; (ii) sign and endorse the Debtor's name upon any Documents of Title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to the Debtor's rights therein; and (iii) execute in the Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of the Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Debtor might do, and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

        15. Financing Statements. The Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, the Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

        16. Miscellaneous.

        (a) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities shall exist from time to time.

        (b) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        (c) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

        (d) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that the Debtor shall not assign any of its rights hereunder without the Secured Party's prior written consent.

        (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        (f) No persons other than the Debtor and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

        (g) The Debtor acknowledges that this Agreement and the obligations of the Debtor hereunder and the security created or intended to be created hereby have constituted, and were intended by the Debtor to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. The Debtor intends to be legally bound hereby.

        (h) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                     Debtor

                                     AMERICAN BUSINESS LEASING, INC.



                                     By ______________________________
                                     Name:
                                     Title:
Notices To:
Jeffrey M. Ruben
Senior Vice President, Secretary and General Counsel
American Business Leasing, Inc.
Bala Pointe Office Centre, Suite 215
111 Presidential Boulevard
Bala Cynwyd, PA 19004
FAX No.: (610) 668-1468


                                      FEDERAL LEASING CORP.



                                      By ______________________________
                                      Name:
                                      Title:
Notices To:
Jeffrey M. Ruben
Senior Vice President, Secretary and General Counsel
Federal Leasing Corp.
Bala Pointe Office Centre, Suite 215
111 Presidential Boulevard
Bala Cynwyd, PA 19004
FAX No.: (610) 668-1468



 .

                                      Secured Party

                                      FIRST UNION NATIONAL BANK


                                       By ______________________________
                                                  David D'Antonio
                                                   Vice President
Notices To:
Mr. David D'Antonio
Vice President
First Union National Bank
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704

                                                                       EXHIBIT D

                               GUARANTY AGREEMENT

         Guaranty Agreement, executed and delivered September 28, 1998 (this "Agreement"), made by American Business Financial Services, Inc., a Delaware corporation ("ABFS"), American Business Credit, Inc., a Pennsylvania corporation ("ABC"), ABC Holdings Corp., a Pennsylvania corporation ("ABC Holdings"), American Business Finance Corp., a Delaware ("ABFC"), HomeAmerican Consumer Discount Company, a Pennsylvania corporation ("Discount"), HomeAmerican Credit, Inc., a Pennsylvania corporation ("HAC"), New Jersey Mortgage & Investment Corp., a New Jersey corporation ("NJMI"), and Processing Service Center, Inc., a Pennsylvania corporation ("Processing") in favor of First Union National Bank, a national banking association (the "Bank"). The obligations of each Guarantor shall be joint and several with each other Guarantor.


                              Preliminary Statement

         WHEREAS, American Business Leasing, Inc., a Pennsylvania corporation ("ABL") and Federal Leasing Corp., a New Jersey corporation ("FLC") are entering into Credit Agreement dated September 28, 1998 with the Bank (such agreement as it may be amended from time to time after the date hereof, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement.

         WHEREAS, ABFS is the owner, beneficially and of record, of 100% of the issued and outstanding capital stock of ABC. ABC is the owner, beneficially and of record, of 100% of the issued and outstanding capital stock of ABC Holdings, ABFC, ABL, Discount, HAC, NJMI and Processing. NJMI is the owner, beneficially and of record, of 100% of the issued and outstanding capital stock of FLC.

         WHEREAS, it is in the best interests of ABFS, ABC, ABC Holdings, ABFC, ABL, Discount, FLC, HAC, NJMI and Processing that the credit facilities available to them be restructured with certain of them borrowers or co-borrowers under certain new credit facilities and ABL and FLC as borrowers under the Credit Agreement with ABFS, ABC, ABC Holdings, ABFC, Discount, HAC, NJMI and Processing as guarantors (individually, a "Guarantor", and collectively, the "Guarantors") of the obligations of ABL and FLC under the Credit Agreement and all other Loan Documents.

         WHEREAS, it is a condition to the making of all Loans under the Credit Agreement that this Agreement be executed and delivered by the Guarantors in favor of the Bank and be in continuous full force and effect.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Guarantor hereby makes the following representations and warranties to the Bank and covenants and agrees with the Bank as follows:

         1. Continuing and Unconditional Guaranty. Each Guarantor hereby unconditionally and absolutely guaranties to and for the Bank the due performance, including without limitation the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all obligations of ABL and/or FLC owed to the Bank under the Credit Agreement and the Note and Loan Documents referred to therein, or under any renewals, extensions or modifications thereof, or any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement relating to the foregoing (the "Obligations") irrespective of (a) any lack of enforceability of any Obligation,
(b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Bank with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of any Guarantor. Each Guarantor agrees that its obligations hereunder are irrevocable; that a separate action or actions may be brought and prosecuted against it regardless of whether ABL or FLC is joined in any such action or actions; and that it waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof.

         If, absent the provisions of this paragraph, this Agreement would be held or determined to be void, invalid or unenforceable on account of the amount of any Guarantor's aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by such Guarantor, the Bank or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of such Guarantor, over the amount of all liabilities of such Guarantor (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors),
(a) as of the date hereof, and (b) as of the date of the enforcement of this Agreement. Nothing contained in this paragraph shall be deemed to waive, diminish or modify each Guarantor's representations, acknowledgments or recitals set forth herein, in the Credit Agreement or in any other Loan Document.

         Each Guarantor agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of ABL or FLC or its estate in bankruptcy, resulting from the operation of any present or future provision of the Bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Obligations shall include all amounts that would otherwise constitute Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. This Agreement shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Bank in connection with any proceeding involving ABL or FLC, each Guarantor or any other person under any bankruptcy, insolvency, reorganization or similar laws relating to relief of debtors.

         This is a continuing guaranty and shall remain in full force and effect and be binding upon each Guarantor, its successors and assigns until payment in full of all the Obligations.

         2. Payment of Obligations. In furtherance of, and not limiting the obligations of any Guarantor or the Guarantors, jointly and severally, pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Credit Agreement, each Guarantor shall immediately pay the Obligation or Obligations (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of the Bank as set forth in the Credit Agreement, or to such other location as the Bank may from time to time specify in writing. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for the Bank to make any demand upon or bring any legal, equitable or other action, institute suit, to exhaust it rights against ABL or FLC or any other guarantor of ABL or FLC, or to proceed, enforce or exhaust its rights against any security given to secure payment of the Obligations.

         3. Waiver. Each Guarantor hereby waives all notices of any character whatsoever with respect to this Agreement and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. Each Guarantor hereby consents to the taking of, or failure to take, from time to time without notice to it or any other Guarantor, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any person or persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and each Guarantor will remain fully liable hereon notwithstanding any of the foregoing. Each Guarantor hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of each Guarantor hereunder, including without limitation (a) all defenses whatsoever to its liability hereunder except the defense of payment made on account of the Obligations to the Bank and the Guarantors' liability hereunder; (b) all right to stay of execution and exemption of property in any action to enforce the liability of each Guarantor hereunder; and (c) all rights accorded each Guarantor under any other statutory provisions of any other applicable jurisdiction affecting the rights of the Bank to enforce the obligations of each Guarantor under this Agreement.

         4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Bank as follows:

             (a) Organization; Good Standing. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to so qualify or where its failure to do so will not have a material adverse effect on its ability to perform its obligations or potential obligations hereunder.

             (b) Corporate Authority. The making and performance of this Agreement and the other Loan Documents to which each Guarantor is a party, if any, are within each Guarantor's power and authority and have been duly authorized by all necessary corporate action. The making and performance of this Agreement and the other Loan Documents to which each Guarantor is a party (i) do not and under present law will not require any consent or approval of any of its shareholders or any other person, and (ii) do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not and will not violate any provision of its charter or by-laws, do not and will not result in any breach of any agreement, lease or instrument to which each Guarantor is a party, by which it is bound or to which any of its assets are or may be subject. Each Guarantor is not in default in any material respect under any of the foregoing.

             (c) Validity of Documents. This Agreement and the other Loan Documents to which each Guarantor is a party, if any, are, or when executed and delivered will be, the legal, valid and binding obligation of each Guarantor enforceable against it in accordance with its terms. Except as has been duly obtained, no authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or under present law will be necessary to the validity or performance of this Agreement or the other Loan Documents to which each Guarantor is a party.

         6. Subordination of Certain Amounts Payable to Each Guarantor by ABL or FLC. Each Guarantor hereby subordinates its claims and demands against ABL and/or FLC for the payment of Subordinated Liabilities (defined below), due or to become due, and any and all liens and security interests held by it in any assets or properties of ABL and/or FLC, to the prior and full payment, performance, satisfaction and discharge of all obligations, indebtedness and other liabilities of ABL and FLC to the Bank, including without limitation all of such obligations, indebtedness and other liabilities arising under or in respect of the Credit Agreement or the Note, whether due or to become due, direct or indirect, primary or secondary, fixed or contingent (all of such obligations, indebtedness and other liabilities under or in respect of the Credit Agreement or the Note being herein sometimes referred to collectively as the "Superior Indebtedness"), and each Guarantor agrees that the Bank shall first be paid in full with interest all sums now due or that may hereafter accrue and become due and payable by ABL and/or FLC under the Credit Agreement and the Note, before it or any other Guarantor shall be paid anything by ABL or FLC or out of any property of ABL or FLC for or on account of any of the Subordinated Liabilities. Each Guarantor further agrees that the Bank may at any time and from time to time renew or extend the time of payment of any indebtedness of ABL and/or FLC to the Bank, or any portion of such indebtedness, and may make additional loans to ABL and/or FLC, secured or unsecured, under the Credit Agreement or otherwise, with or without a guarantee, and may renew or extend the time of payment of any obligation of ABL and/or FLC under the Credit Agreement or the Note, all without any notice to any Guarantor who shall nonetheless remain fully bound by the subordination agreement herein set forth until it has been terminated in the manner hereinafter provided. Each Guarantor acknowledges that it has received a copy of the Credit Agreement with all the exhibits attached and that it is fully familiar and satisfied therewith.

         The term "Subordinated Liabilities" shall mean that amount which is payable by ABL or FLC to any Guarantor in respect of any monies or goods advanced or loaned by any Guarantor to ABL or FLC at the time or times, if any, that an Event of Default shall exist under Section 8.1(a) of the Credit Agreement.

         7. Expenses. In addition to all other liabilities of Each Guarantor hereunder, each Guarantor also agrees to pay to the Bank, on demand, all reasonable costs and expenses (including reasonable fees, costs and disbursements of outside counsel) which may be incurred in the enforcement of the Obligations or the liabilities of each Guarantor hereunder.

         8. Modification of Obligations. Each Guarantor hereby consents and agrees that without further notice to or assent from it, the amount of the Obligations, the time of payment of any or all the Obligations may be changed, any other term or condition relating to any or all the Obligations may be changed, ABL and/or FLC may be discharged from any or all the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that each Guarantor will remain bound upon this Agreement notwithstanding any or all of the foregoing.

         9. No Waivers; Rights and Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as the Bank shall determine, in its sole discretion.

         10. Other Guaranties. A subsequent guaranty by any other guarantor of any of the Obligations shall not be deemed to be in lieu of or to supersede or terminate this Agreement but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided therein; and if any other guarantor has given to the Bank a previous guaranty or guaranties, this Agreement shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

         11. Right of Set-off. Upon and during the continuance of an Event of Default under the Credit Agreement, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other indebtedness at any time owing by the Bank to or for the credit of each Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Agreement.

         12. Termination of Guaranty. Nothing except payment in full of all the Obligations shall release any Guarantor from liability under this Agreement. This Agreement will be returned when (a) all Obligations shall have been paid in full, and (b) the Credit Agreement shall have expired or otherwise terminated.

         13. Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of each Guarantor and the Bank and their respective successors and assigns, except that each Guarantor may not assign or otherwise transfer any of its rights hereunder. The Bank may at any time sell, assign, pledge, grant participations in or otherwise transfer its rights under this Agreement in whole or in part.

         14. Amendments and Waivers. Any provision of this Agreement may be amended if such amendment is in writing and is signed by each Guarantor and the Bank, and any provision of this Agreement may be waived by the Bank.

         15. Governing Law; Jurisdiction. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS. Each Guarantor hereby consents to the jurisdiction of the courts of Pennsylvania in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein, and in the event any such action or proceeding shall be brought against it, each Guarantor agrees not to raise any objection to such jurisdiction or to the laying of venue in Philadelphia County. Each Guarantor agrees that service of process in such action or proceeding may be duly effected upon it by service in accordance with the provisions of the Uniform Interstate and International Procedure Act.

         IN WITNESS WHEREOF, each undersigned Guarantor has executed this Agreement as of the day and year first above written.


American Business Financial Services, Inc.                                      American Business Credit, Inc.


By ________________________________                                             By ________________________________
Name:                                                                           Name:
Title:                                                                          Title:


ABC Holdings, Corp.                                                             American Business Finance Corp.



By ________________________________                                             By ________________________________
Name:                                                                           Name:
Title:                                                                          Title:


HomeAmerican Consumer Discount Company                                          HomeAmerican Credit, Inc.



By ________________________________                                             By ________________________________
Name:                                                                           Name:
Title:                                                                          Title:


New Jersey Mortgage & Investment Corp.                                          Processing Center, Inc.



By ________________________________                                             By ________________________________
Name:                                                                           Name:
Title:                                                                          Title:
